Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Completion of Private Placement of Common Stock and Extension of Maturity of its Subordinated Debentures

$9.7 million of New Capital Raised

Maturity of Subordinated Debentures Extended to March 17, 2024

Outstanding Senior Loan Retired

LOS ANGELES, CA — (BUSINESS WIRE) — October 16, 2014— Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent of Broadway Federal Bank, f.s.b. (the “Bank”), today reported that it has completed its previously announced plan to raise additional common equity, extend the maturity of the Company’s Floating Rate Junior Subordinated Debentures (the “Debentures”) and implement modifications to the payment terms of the Debentures (collectively, the “Debenture Extension”).

The Company raised approximately $9.7 million of new equity capital through private sales of an aggregate of 1,856,229 shares of voting common stock and 6,973,320 shares of non-voting common stock at a price of $1.10 per share (the “Private Placement”) to twenty-four investors, led by an entity affiliated with Gapstow Capital Partners, and including members of the Company’s Board of Directors and senior management.  The other investors included both new and current stockholders.  The net proceeds from the placement were used to repay $900,000 of the principal amount of the Debentures at face value, pay all of the accrued interest on the Debentures, which had accumulated to approximately $805 thousand over the past four years, and retire the outstanding principal balance of $2.425 million, and related accrued interest, on the Company’s senior loan due to another bank.  The remaining $4.7 million of net proceeds from the Private Placement will be used to fund the Company’s working capital and make an incremental investment into the Bank to support growth.

As a result of these transactions, the Company’s remaining debt consists solely of $5.1 million of Debentures.  Debt service requirements have been reduced for the next five years to approximately $142 thousand per year based on current interest rates.  The modified terms of the Debentures require quarterly payments of interest only for the next five years at the original rate of 3 Month LIBOR plus 2.54%.  Starting in June 2019, the Company will be required to make quarterly payments of equal amounts of principal, plus interest, until the Debentures are fully amortized on March 17, 2024.  The Debentures may be called for redemption at any time by the Company.

Giving effect to the Private Placement, the book value of the Company’s common equity is $1.24 per share as of June 30, 2014.  The number of shares of common stock has been increased to 29,076,708 shares, including 21,405,188 shares of voting common stock and 7,671,520 shares of non-voting common stock.  Based on the assumed uses of proceeds, the Bank’s pro forma Tier 1 Leverage ratio increased to 11.33%, its pro forma Tier 1 Risk-Based Capital ratio increased to 16.77%, and its pro forma Total Risk-Based Capital ratio increased to 18.06%, each as of June 30, 2014.

Chief Executive Officer, Wayne-Kent Bradshaw stated, “Consummation of the Private Placement and Debenture Extension represent the final chapter in the restructuring of the Company’s balance sheet.  In conjunction with the improvements in the quality and performance of our loan portfolio, we are now able to devote our attention to producing profitable growth and enhancing operations for our investors.  We are especially pleased that several of the investors that participated in our Recapitalization in August 2013, including Gapstow Capital Partners, National Community Investment Fund, Economic Resources Corporation, and the California Community Foundation, elected to invest additional funds in the Private Placement in support of our mission of serving low-to-moderate income communities in Southern California.  In the near term, we will accelerate our efforts to improve operations and pursue growth, and continue our efforts to remove the restrictions under our regulatory orders.

Finally, on behalf of the Board of Directors I would like to express our sincere thanks and appreciation to the members of the local communities that we serve, our employees, and all of our stockholders for their patience and enduring support through the extended process that was required to successfully return Broadway and the Bank to a solid financial foundation.  Your support is a strong testimony to the strength of Broadway’s brand and position in Southern California, and enables the Company to continue to be a leader in serving low-to-moderate income communities in Southern California.”

Jack Thompson, Head of Financial Institutions Investments of Gapstow Capital Partners, commented, “We are proud to help Broadway Financial complete its financial restructuring so that the Bank can continue making loans to foster local businesses and provide affordable housing to low-to-moderate income families in Southern California.  Gapstow Capital Partners has invested in a number of community banks that, like Broadway Financial, are the lifeblood of their communities.  We believe that their health is a vital component of the overall economy.”

BlackTorch Capital served as financial advisor to the Company.

Arnold & Porter, LLP served as legal advisor to the Company.

Additional information regarding the Private Placement and the Debenture Extension will be provided in the Form 8-K Current Report that the Company will file in the next few days.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts.  The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Stockholders, analysts and others seeking information about the Company are invited to write to:  Broadway Financial Corporation, Investor Relations, 5055 Wilshire Blvd., Suite 500, Los Angeles, CA 90036, or visit our website at www.broadwayfederalbank.com.

About Gapstow Capital Partners

Gapstow Capital Partners (“Gapstow”) is an investment firm, based in New York City, focused on identifying investment opportunities in the credit markets and banking industry.  Gapstow was founded in 2009 and has over $1 billion in assets.  Gapstow manages a number of specialized portfolios, including one that makes direct equity investments in small community banks across the United States.  Please refer to www.gapstow.com for more information.

About Economic Resources Corporation

Economic Resources Corporation (“ERC”) is a California nonprofit corporation formed to bring capital, expertise and opportunity to underserved communities through business development and investment.  Established in 1968, ERC was created by community, business and professional leaders to address the widespread disparity in economic opportunity, productivity and wealth creation in underserved communities, and to pursue activities to help mitigate the economic barriers for effective local development.  ERC promotes economic growth and increases job opportunities in underserved communities by supporting business development, investing in commercial and industrial real estate and stimulating the revitalization of economically disadvantaged communities.

About California Community Foundation

California Community Foundation (“CCF”) is a public, charitable organization serving Los Angeles County since 1915.  CCF administers more than 1,600 individual charitable funds and has assets in excess of $1.4 billion.  In the fiscal year ended June 30, 2014, CCF awarded over $160 million in grants and received more than $125 million in contributions.  CCF encourages philanthropy by individuals, families, companies and organizations, and serves as a steward of their charitable funds and legacies.  CCF makes grants to and collaborates with nonprofits to address needs in their communities, with emphasis on the most vulnerable individuals and families.  In addition, CCF convenes and engages with private, public and nonprofit sector partners in community problem solving and advocacy work.

About National Community Investment Fund

National Community Investment Fund (NCIF) is a nonprofit private equity trust fund created in 1996 to capitalize and strengthen the mission-oriented banking sector.  NCIF is the largest investor in the mission-oriented banking industry, with investments in over 15% of all certified CDFI Banks.  NCIF has $228 million of assets under management, including $206 million in New Markets Tax Credit allocations.  It invests capital and facilitates the flow of funds from investors to banks and via banks into underserved markets nationally.  As an impact investor, NCIF pursues a triple bottom line strategy that seeks social, environmental, and financial returns.  NCIF builds opportunities for CDFI Banks, Minority Depository Institutions, and other mission-oriented financial institutions through its three lines of businesses - Investing, Lending and Research and Metrics.  It pioneered the use of Social Performance Metrics through its suite of BankImpact products for measuring the impact of mission-oriented banks and by publishing research on them.  NCIF is a catalyst of industry innovation, encouraging banks to leverage new opportunities and innovative business models.  Through new business models and powerful social performance metrics, NCIF and its network aspire to transform the mission-oriented financial industry and the realities of underserved low-income communities.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

SOURCE:  Broadway Financial Corporation

Contact: Wayne-Kent A. Bradshaw, Chief Executive Officer, (323) 556-3248: or

Brenda Battey, Chief Financial Officer, (323) 556-3264; or

investor.relations@broadwayfederalbank.com